EXHIBIT 10.48
                          REAL PROPERTY LEASE
                        AND EASEMENT AGREEMENT

      This  Lease  is made and entered into by and between  THE  BIBB:
COMPANY ("LESSOR" hereinafter), a Georgia corporation, and PANDA-ROSEMARY CORPORATION ("LESSEE" hereinafter), a Delaware corporation. In consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LESSOR does hereby (i) demise and lease to LESSEE and LESSEE does hereby lease from LESSOR that certain real property (the "Premises" hereinafter) located in the City of Roanoke Rapids, County of Halifax, State of North Carolina, more fully described in Exhibit A hereto and (ii) grant and convey to LESSEE an easement of ingress and egress on and across property owned by LESSOR, which real property is described in Exhibit B hereto, to the extent necessary to assemble, construct, use, operate, inspect and maintain the cogeneration facility (the "Facility") hereinafter described and all interconnection facilities (the "Interconnection Facilities") necessary to deliver electrical, steam and other energy to LESSOR and to Virginia Electric and Power Company ("Utility") (including, without limitation, all transformers, breakers, lines, poles, guy wires and anchors and associated equipment and material, and any modifications thereto, required for the purpose of connecting the Facility to Utility's transmission lines).

ARTICLE 1 - PURPOSE OF LEASE AND EASEMENT

      1.01 LESSOR and LESSEE each understand that the purpose of this Lease and Easement is to provide land upon which LESSEE will construct the Facility (and will employ the Facility to provide electricity and steam to the LESSOR and Utility and to others) pursuant to that certain Cogeneration Energy Supply Agreement (the "COGENERATION AGREEMENT" hereinafter) entered into between LESSOR and LESSEE as of January 11, 1989.

     1.02 LESSEE shall comply with all present and future laws, ordinances, rules and regulations of any governmental authority (including, without limitation, rules and regulations of the Environmental Protection Agency and the Occupational Safety and Health Administration) affecting the Facility or any part thereof and/or the operation thereof in accordance with the terms of the COGENERATION AGREEMENT.

ARTICLE 2 - TERM OF LEASE AND EASEMENT

      2.01 Subject to extension as provided in Section 2.02 or 2.03 below, the initial term of this Lease and Easement shall commence on the date of the execution hereof. It shall terminate on December 31 of the year in which the twenty-fifth (25th) anniversary of the Completion Date specified in the COGENERATION AGREEMENT occurs.

     2.02 If LESSOR exercises the option described in Sections 8.01(a) and 8.02 of the COGENERATION AGREEMENT (to extend the term of the COGENERATION AGREEMENT for an additional ten years), the initial term of this Lease and Easement shall be automatically extended for an identical ten (10) year period at the annual rental and on the terms and conditions contained herein. The term of this Lease and Easement, if so extended, shall expire on December 31 of the year in which the thirty-fifth (35th) anniversary of the Completion Date occurs.

      2.03 Notwithstanding any provision of the COGENERATION AGREEMENT to the contrary, LESSEE shall have the option of extending this Lease and Easement for a term of ten years beginning on December 31 of the year in which the twenty-fifth (25th) anniversary of the Completion Date specified in the COGENERATION AGREEMENT occurs and terminating on December 31st of the year in which the thirty-fifth (35th) anniversary of the Completion Date specified in the COGENERATION AGREEMENT occurs at the annual rental and on the terms and conditions otherwise contained herein by giving notice to LESSOR of its intention to extend at least two years prior to the end of the initial term hereof and thereupon the term of this Lease and Easement shall be so extended without any further action by either party.

ARTICLE 3 - RENT

      3.01 Subject to adjustment as provided in Section 6.01 below, LESSEE agrees to pay LESSOR the sum of one dollar ($1.00) for each year or partial year of the initial and extended term of this Lease and Easement.

      3.02 Rent for the first year shall be due and payable concurrently with the execution of this Lease and Easement. Rent for the second year shall be due and payable on January 1 of the year next following the year in which this Lease and Easement is executed. Rent for subsequent years shall be due and payable on each subsequent January 1. Rent may be prepaid.

ARTICLE 4 - SURRENDER

     4.01 Upon the expiration of the term (initial or extended) of this Lease and Easement, unless LESSOR elects to purchase the Facility as permitted by Sections 8.01(b) and 8.03 of the COGENERATION AGREEMENT, LESSEE shall within twenty-four (24) months after the expiration of the term (initial or extended), and at its own expense, remove all improvements on the Premises and grade and otherwise and restore the Premises to the condition in which it existed on the date of execution of this Lease, except that LESSEE shall not be required to replace any materials actually excavated or removed from the Site during construction of the Facility.

ARTICLE 5 - CONDEMNATION

      5.01 If, during the term of this Lease and Easement, all of the Premises, or such portion thereof as shall practically prevent the intended use and operation of the Facility, should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease and Easement shall terminate, and the rent shall be abated during the unexpired portion of this Lease and Easement, effective as of the date of the taking of the Premises by the condemning authority.

ARTICLE 6 - DEFAULT

       6.01 LESSOR and LESSEE each recognize that a substantial expenditure will be made by LESSEE to construct the Facility and the Interconnection Facilities on the Premises and that one or more liens on the said Facility (or on parts thereof), or on LESSOR's rights and interest hereunder, will be created in connection with said construction. Accordingly, LESSOR and LESSEE each agree as follows:

      (a) that a termination of the COGENERATION AGREEMENT, by either party, prior to expiration of the initial term or of the extended term (if the initial term has been or is extended as provided in 2.02 or
2.03 above) of this Lease and Easement, shall not have the effect of terminating this Lease and Easement. LESSOR and LESSEE shall (in the event of any such termination of the COGENERATION AGREEMENT) negotiate a new rental for the balance of the term of this Lease and Easement. Said new rental shall be a reasonable rental, payable monthly, for the Premises (without consideration of the improvements thereon) for the use and time period in question. If LESSOR and LESSEE are unable to negotiate a new rental, the new rental shall be determined by arbitration pursuant to the Commercial Rules of the American Arbitration Association. Notwithstanding the foregoing, this Lease may be terminated by LESSOR in the event that the COGENERATION AGREEMENT is terminated for any of the reasons specified in Section 13.01(ii) through (vi) thereof;

      (b) that, if any rental payment is not made when due, LESSOR may terminate this Lease and Easement upon a minimum of thirty (30) days written notice of such default to LESSEE. If LESSEE ceases to operate an electricity or steam generating power plant on the Premises, LESSOR may terminate this lease upon a minimum of twelve months written notice of default to LESSEE. Said notice of termination shall be withdrawn if the default in question is cured prior to the expiration of the notice period in question. LESSOR shall have the option, subject to Section 8.03(d) of the COGENERATION AGREEMENT, to purchase the Facility and the Interconnection Facilities after the effective date of such termination for a purchase price determined in accordance with Sections 8.03(b) and (c) of the COGENERATION AGREEMENT, which option may be exercised by giving written notice to LESSEE of such exercise within 30 days after such effective date. Notwithstanding anything in
Section 8.02(a) of the COGENERATION AGREEMENT to the contrary, no option to purchase the Facility and the Interconnection Facility may be exercised by LESSOR on or after the 31st day following such effective date. Neither LESSEE nor its assigns shall be deemed to have ceased operating a power plant on the Premises by reason of (i) temporarily (for purposes of maintenance or repair) or permanently (for purposes of replacement) removing any or all items of machinery, equipment or other personal property located on the Premises or the Easement 9 ( ii ) the failure to generate or sell electricity or steam during any period that electricity or steam is not required to be generated or sold under the COGENERATION AGREEMENT or any contract LESSEE may have to sell electricity, (iii) the failure to generate electricity or steam during any period in which the Facility or the Interconnection Facilities are being repaired or (iv) any act or occurrence described in Section 11.01 of the COGENERATION AGREEMENT is preventing the generation or sale of steam or electricity.

      (c) that a default under the COGENERATION AGREEMENT by either party, prior to the expiration of the said initial or extended term of this Lease and Easement, shall not be considered a default under this Lease and Easement (unless otherwise provided herein); and (~) that the remedy for a default under this Lease and Easement shall be damages (and not termination) unless otherwise provided herein.

     6.02 The failure, by either party, to seek a remedy for a specific breach of this Lease and Easement shall not constitute a waiver of the right to seek a remedy for that breach.

      A waiver by either party of a breach of this Lease and Easement shall not constitute a waiver of any subsequent breach.

ARTICLE 7 - INSPECTION

     7.01 Without regard to ownership or other rights in the Facility, the Interconnection Facilities, the Easement or the property owned by LESSOR adjacent to the Leased Premises ("LESSOR's Plant"), it is understood that the parties hereto, their agents, employees, contractors, subcontractors, and other authorized representatives, will of necessity require access to facilities or areas controlled by or under the jurisdiction of the other party; and furthermore that Utility, its agents, employees, contractors, subcontractors and other authorized representatives will of necessity require access to facilities or areas controlled by both parties hereto. LESSOR and LESSEE agree to provide and make available such access, provided that LESSOR and LESSEE shall each take all reasonable steps to insure that no access by such party to areas controlled by the other party whether for inspection or otherwise shall unreasonably interfere with the operations of such other party.

ARTICLE 8 - QUIET ENJOYMENT; TITLE TO IMPROVEMENTS

     8.01 LESSOR covenants that at all times during the term of this Lease and Easement, so long as LESSEE is not in default hereunder, LESSEE's quiet enjoyment of the Lease and Easement Premises or any part thereof shall not be disturbed by any act of LESSOR, or any one acting by, through or under LESSOR.

     8.02 LESSOR agrees that the Facility and Interconnection Facilities, as between LESSOR and LESSEE, are and shall remain the personal property of LESSEE at all times. Unless and until LESSOR has exercised its option granted in the COGENERATION AGREEMENT to purchase the Facility and subject to the provisions of Section 6.01(b) hereof, LESSEE shall have the right to remove all improvements constituting the Facility and the Interconnection Facilities, and additions thereto, at any time and from time to time regardless of the degree of affixation of such property to the Leased Premises, the Easement or LESSOR's Plant. LESSOR hereby waives any landlord's lien, contractual or otherwise, it may have in and to the improvements and personal property constituting the Facility or the Interconnection Facilities, and additions thereto, or which is located on or about the Premises or the Easement.

ARTICLE 9 - MISCELLANEOUS

      9.01 All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered to the other party by registered, certified or express mail, return receipt requested/ postage prepaid' addressed as follows:

If to the LESSEE: Panda Energy Corporation

     4100 Spring Valley
     Suite 1001
     Dallas, Texas 75234
     Attn: Robert Carter

If to the LESSOR: Director of Operations

     The Bibb Company
     Terry Products Division
     P.O. Box 1100
     Roanoke Rapids, NC 27870

     Rejection or refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, approval, consent, request or other communication so sent. The parties hereto may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

      9.02 This Lease and Easement shall be binding upon, and inure to the benefit of, the parties to this Lease and Easement and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this Lease and Easement.

      9.03 THIS LEASE AND EASEMENT SHALL BE CONSTRUED UNDER, AND IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

      9.04 The rights and remedies provided by this Lease and Easement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its rights to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

      9.05 If, as a result of a breach of this Lease and Easement by either party, the other party employs an attorney or attorneys to enforce its rights under this Lease and Easement, then the breaching party agrees to pay the other party the reasonable attorney's fees an costs incurred to enforce the Lease and Easement.

      9.06 Either party hereto may assign its rights hereunder without approval but may not delegate its obligations without the express written approval of the other party.

     9.07 LESSOR agrees that LESSEE shall have the right, from time to time, and at any time during the term of this Lease and Easement, to mortgage its leasehold estate in the leased Premises, the Easement or any  portion thereof, or to encumber the same or any portion  thereof, by deed of trust or otherwise, to secure the financing of the development, construction or operation of the Facility. From and after the  time that LESSOR has received written notice of any such mortgage or  deed  of  trust  from LESSEE and the mortgagee or  deed  of  trust
beneficiary  ("LENDER"  hereinafter), LESSOR  shall   furnish  written
notice to LENDER of any default hereunder and of the remedy LESSOR intends to exercise simultaneously with notice to LESSEE thereof or, if earlier, at least twenty (20) days prior to exercising such remedy, and  shall give LENDER copies of all notices required to be  given  to
LESSEE  hereunder,  and LENDER shall have the  right   to  perform  on
behalf  of  LESSEE  any  covenant  of LESSEE  hereunder.  LENDER,  its successors and assigns, may, at their option, and by delivery to LESSOR of a written agreement to assume the obligations and duties of LESSEE under this Lease and Easement, succeed to LESSEE's rights and privileges under this Lease and Easement and receive the benefits and accept the responsibilities of this Lease and Easement pursuant to the terms and provisions hereof, and LESSOR will recognize the succession of LENDER, its successors and assigns, to LESSEE's rights and will continue to perform LESSOR's obligations contained in this Lease and Easement for so long as LENDER, its successors and assigns, continue to perform  the obligations of LESSEE under this Lease and Easement as they become due. In the event that LENDER succeeds to the rights and interest of LESSEE hereunder, LESSOR hereby agrees that LENDER may, at its option, and by delivering written notice to LESSOR, assign its interest under this Lease and Easement to any individual, sole
proprietorship, partnership,   joint  venture,  trust,  unincorporated
organization, association,   corporation,  institution,  entity,  or
other   person ("ASSIGNEE"  hereunder).  Such ASSIGNEE  shall  succeed to LENDER's rights and privileges under this Lease and Easement and receive the benefits and accept the responsibilities of LESSEE pursuant to the terms and provisions of this Lease and Easement, and LESSOR will recognize the succession of such ASSIGNEE to LENDER's rights hereunder and will perform its obligations and duties hereunder provided that such ASSIGNEE executes and delivers  to LESSOR a written agreement  to
assume  the   obligations  and  duties of  LESSEE  hereunder.   LESSOR
acknowledges and agrees that upon the consummation of an assignment to an ASSIGNEE, LENDER shall have no further obligation, duty or liability to LESSOR hereunder.

     9.08 LESSEE shall pay all ad valorem taxes on, or any increase in
ad  valorem  taxes  payable  by  LESSOR  that  results  from   or   is
attributable to,  the  Facility  or the   Interconnection Facilities.

     9.09 LESSOR and LESSEE shall cooperate with each other in obtaining any and all government permits, certificates or other authority that may be required as a prerequisite to the activities set forth herein.

ARTICLE X - INDEMNIFICATION

      10.01 LESSEE shall not cause or permit any Hazardous Material to (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by LESSEE, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or useful to LESSEE'S business.

      10.02 Any Hazardous Material permitted on the Premises as provided in Section 10.01 and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to the Hazardous Material.

      10.03 LESSEE shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if that material (as is reasonably determined by any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare or safety of persons, whether located on the Premises or elsewhere or (b) the condition, use or enjoyment of the buildings or any other real or personal property included in the Premises.

      10.04 LESSEE shall promptly provide LESSOR with a copy of all notices, reports and other communications sent to or received by any governmental agency pursuant to or relating to LESSEE'S compliance with, federal, state and local laws or regulations applicable to Hazardous Material used, kept, stored or disposed of on the Premises or relating to any determination of a governmental agency of the type described in Section 10.03 above.

      10.05 As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder and (b) any "hazardous substance" as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

      10.06 LESSEE hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of
Hazardous Material kept on the Premises by LESSEE (except any Hazardous Material used, stored or disposed of on the Premises prior to the date hereof that might remain on the Premises after the date hereof) and LESSEE shall give immediate notice to LESSOR of any violation or potential violation of the provisions of Section 10.01, 10.02, or 10.03 that comes to its attention or knowledge. LESSEE shall indemnify and hold LESSOR harmless from all damages, penalties, claims, losses, liabilities, and expenses incurred by or imposed upon LESSOR pursuant to any applicable federal or state environmental statute where the damages, penalties, claims, losses, liabilities or expenses arise out of or in connection with the presence of any Hazardous Substance on or about the Premises caused as a direct result of activities conducted by LESSEE after the date of this Lease other than the excavation or removal by LESSEE of fly ash or other debris found on the Premises before the date of this Lease, provided that LESSEE will pay for the cost of actual excavation and removal of such fly ash and other debris.

ARTICLE 11 -  EASEMENT AND RIGHT OF WAY

      11.01 LESSOR hereby grants and conveys to LESSEE, including without limitation, LESSEE's contractors, subcontractors, vendors and suppliers for the term of this Lease, an easement and right-of-way (the "Easement" ~ for the assembly, construction, use, operation, inspection and maintenance of the Facility, the Interconnection Facilities and the extension of gas feeder lines to the Facility on and across the property described on Exhibit B hereto.

     EXECUTED EFFECTIVE June 9, 1989 in

[CORPORATE SEAL]                        THE BIBB COMPANY

ATTEST:                                 By:    Alan Davis
                                        Title: President


[CORPORATE SEAL]                        PANDA-ROSEMARY CORPORATION

ATTEST:                                 By:    Robert W. Carter
                                        Title: President


STATE OF TEXAS

COUNTY OF DALLAS

     This 6th day of June, 1989, personally came before me, Janice Carter a notary public, for the State of Texas who, being by me duly sworn, says that she knows the Common Seal of Panda-Rosemary Corporation and is acquainted with Robert W. Carter who is the President of said Corporation, and that she, the said Terri Broerman is the Assistant Secretary of the said Corporation, and saw the said President sign the foregoing instrument, and saw the Common Seal of said Corporation affixed to said instrument by said President, and that she, the said Assistant Secretary signed her name in attestation of the execution of said instrument in the presence of said President of said corporation.

     Witness my hand and notarial seal or stamp this the 6th day of June, 1898.

(Notarial Seal or Stamp)                        Janice Carter
                                                Notary Public
My commission expires:
    7-6-93


STATE OF GEORGIA

COUNTY OF BIBB

     This 9th day of June, 1989, personally came before me, Cater C. Thompson a notary public, D. G. Vereen who, being by me duly sworn, says that he knows the Common Seal of the Bibb Company and is acquainted with Alan Davis who is the President of said Corporation, and that he, the said D. G. Vereen is the Assistant Secretary of the said Corporation, and saw the said President sign the foregoing instrument, and saw the Common Seal of said Corporation affixed to said instrument by said President, and that he, the said
D. G. Vereen signed his name in attestation of the execution of said instrument in the presence of said President of said corporation.

     Witness my hand and notarial seal or stamp this the 9th day of June, 1989.

(Notarial Seal or Stamp)

My commission expires:                      Cater C. Thompson
May 14, 1993                                Notary Public